Exhibit 12.1

Certification of Chief Executive Officer

I, Enrique Cueto Plaza, certify that:

1.	I have reviewed this amendment to the annual report on Form 20-F of Lan Airlines S.A.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 7, 2007

By: /s/ Enrique Cueto Plaza Name: Enrique Cueto Plaza Title: Chief Executive Officer